As filed with the Securities and Exchange Commission on August 15, 2014

Commission File No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Hill International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-0953973
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

303 Lippincott Centre

Marlton, New Jersey 08053

(856) 810-6200

(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Irvin E. Richter

Chairman and Chief Executive Officer

Hill International, Inc.

303 Lippincott Centre

Marlon, New Jersey 08053

(856) 810-6200

(Name, Address, Including Zip Code and
Telephone Number, Including Area Code, of

Agent for Service)

Copies to:

Darrick M. Mix, Esq.

Duane Morris LLP

30 South 17th Street

Philadelphia, PA 19103

(215) 979-1000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☒
Non-Accelerated Filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)(3)	Amount of registration fee (3)
Common Stock, $0.0001 par value	20,000,000	$4.565	$43,580,361.39	$5,613.15

(1)    Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of Registrant’s common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration.

(2)    Estimated solely for purposes of calculation of the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended. The price per share of common stock is based on the average of the high and low prices of Registrant’s common stock on August 12, 2014 as reported on the New York Stock Exchange.

(3)    10,453,371 shares of Common Stock, having an aggregate offering amount of $62,511,158.58, registered hereunder represent unsold securities previously registered on the Registrant’s registration statement on Form S-3 that was declared effective on August 18, 2011 (No. 333-175822) (the “Prior S-3”).  Pursuant to Rule 415(a)(6) under the Securities Act, the $7,257.55 registration fee previously paid in connection with such unsold securities registered in the Prior S-3 will continue to be applied to such unsold securities in this Registration Statement, so no registration fee is required to be paid with this Registration Statement with respect to those securities because they constitute unsold securities being moved from the Prior S-3 to this replacement Registration Statement.  Accordingly, the amount of the registration fee in the Calculation of Registration Fee table ($5,613.15) relates to the 9,546,629 additional shares of Common Stock, having an aggregate offering amount of $43,580,361.39.  Pursuant to Rule 415(a)(6) under the Securities Act, the offering of unsold securities under the Prior S-3 will be deemed terminated as of the date of effectiveness of this Registration Statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated August 15, 2014

PROSPECTUS

20,000,000 Shares

Common Stock

From time to time in one or more offerings we may offer and sell up 20,000,000 shares of common stock at prices and on terms described in one or more supplements to this prospectus, to be determined at or prior to the time of sale.

This prospectus describes some of the general terms that may apply to an offering of shares of our common stock and the general manner in which they may be offered.  The specific terms and any other information relating to a specific offering including the specific manner in which the securities may be offered, will be set forth in a supplement to this prospectus.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should read this prospectus and each applicable prospectus supplement carefully before you invest, as well as the documents incorporated by reference in this prospectus and the applicable prospectus supplement.

Our common stock is listed for trading on the New York Stock Exchange under the trading symbol “HIL.” On August 12, 2014, the last reported sale price of our common stock on the New York Stock Exchange was $4.49 per share.

We may offer and sell shares of common stock to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. See “Plan of Distribution.” Each prospectus supplement will provide the amount, price and terms of the plan of distribution relating to the shares of common stock to be sold pursuant to such prospectus supplement. We will set forth the names of any underwriters, dealers or agents in the accompanying prospectus supplement, as well as the net proceeds we expect to receive from such sale.

Investing in shares of our common stock involves risks.  You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2014.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission, or the SEC, using a “shelf” registration process.  Under this shelf registration process, we may, from time to time, offer and sell up to 20,000,000 shares of our common stock in one or more offerings.

This prospectus provides you with a general description of the shares of common stock offered by us.  Each time we sell shares of common stock, we will provide a prospectus supplement, information that is incorporated by reference into this prospectus, or other offering material that will contain specific information about the terms of that offering.  The prospectus supplement and any other offering material may also add to, update or change information contained in the prospectus or in documents we have incorporated by reference into this prospectus and, accordingly, to the extent inconsistent, information in or incorporated by reference in this prospectus is superseded by the information in the prospectus supplement and any other offering material related to such common stock.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable:

•                  The number of shares of common stock that we propose to sell;

•                  The public offering price per share of the common stock;

•                  The names of any underwriters, agents or dealers through or to which the shares of the common stock will be sold;

•                  Any compensation to those underwriters, agents or dealers;

•                  Any additional risk factors applicable to the shares of our common stock or our business and operations; and

•                  Any other material information about the offering and sale of the shares of common stock.

You should read carefully the entire prospectus, as well as the documents incorporated by reference in the prospectus, the applicable prospectus supplement and any other offering material, before making an investment decision.

In this prospectus, references to “Company,” “we,” “us,” “our,” “registrant” and “Hill” refer to Hill International, Inc., a corporation organized under the laws of the State of Delaware, and its consolidated subsidiaries.

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any other offering material.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer to sell these securities in any jurisdiction where the offer and sale is not permitted.  You should not assume that the information appearing in this prospectus, any prospectus supplement, any other offering material or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus, any prospectus supplement, any other offering material or any sale of shares of common stock.  Our business, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the following location of the SEC:

Public Reference Room

100 F Street, N.E., Room 1580

Washington, D.C. 20549

You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC also maintains a website that contains reports, proxy and information statements and other information that we electronically file with the SEC, which you can access over the Internet at www.sec.gov.

You can also obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents.  Any information referenced this way is considered to be part of this prospectus, and any information that we file later with the SEC will automatically update and, where applicable, supersede this information.  We incorporate by reference the following documents that we have filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the SEC’s rules):

(a) Our Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the SEC on March 14, 2014;

(b) Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2014, as filed with the SEC on May 12, 2014, and for the quarter ended June 30, 2014, as filed with the SEC on August 8, 2014; and

(c) Our Current Reports on Form 8-K filed with the SEC on January 31, 2014,  June 13, 2014, July 28, 2014 (other than the material “furnished” therein), August 4, 2014 and August 6, 2014.

For purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We also incorporate by reference any future filings we make with the SEC (other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or as otherwise permitted by the SEC’s rules) under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of the initial registration statement and until we have sold all of the shares of common stock to which this prospectus relates or the offering is otherwise terminated.

This prospectus is part of a registration statement on Form S-3 we have filed with the SEC relating to the shares of common stock.  As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC.  We have filed or incorporated by reference certain legal documents that control the terms of the shares of common stock offered by this prospectus as exhibits to the registration statement.  We may file certain other legal documents that control the terms of the shares of common stock offered by this prospectus as exhibits to reports we file with the SEC.  You may refer to the registration statement and the exhibits and schedules for more information about us and our common stock.  The registration statement and exhibits and schedules are also available at the SEC’s Public Reference Room or through its website.

You may obtain a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

William H. Dengler, Jr.

Senior Vice President, General Counsel and Secretary

Hill International, Inc.

303 Lippincott Centre

Marlton, NJ 08053

Telephone: (856) 810-6200

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Certain of the statements contained in this prospectus, any prospectus supplement, any other offering material and any documents we incorporate by reference in this prospectus are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. The Private Securities Litigation Reform Act of 1995 provides certain “safe harbor” provisions for forward-looking statements.  All forward-looking statements made in this prospectus, any prospectus supplement, any other offering material and any documents we incorporate by reference are made pursuant to the Private Securities Litigation Reform Act. Except for historical information contained in this prospectus, the matters set forth herein are forward-looking statements. These forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Although we believe that the expectations, estimates and assumptions reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. You can identify forward-looking statements by the use of terminology such as “may,” “will,” “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” “could,” “should,” “potential” or “continue” or the negative or other variations thereof, as well as other statements regarding matters that are not historical fact.

Those forward-looking statements may concern, among other things:

•                  the markets for our services;

•                  projections of revenues and earnings, anticipated contractual obligations, capital expenditures, funding requirements or other benefits or other financial items;

•                  statements concerning our plans, strategies and objectives for future operations; and

•                  statements regarding future economic conditions or performance.

Important factors that could cause our actual results, performance or achievements to differ materially from estimates or projections contained in our forward-looking statements include:

•                  modifications and termination of client contracts;

•                  control and operational issues pertaining to business activities that we conduct pursuant to joint ventures with other parties;

•                  difficulties we may incur in implementing our acquisition strategy;

•                  the need to retain and recruit key technical and management personnel; and

•                  unexpected adjustments and cancellations related to our backlog.

Other factors that may affect our businesses, financial position or results of operations include:

•                  special risks regarding our ability to obtain debt financing or otherwise raise capital to meet required working capital needs and to support potential future acquisition activities;

•                  special risks of international operations, including uncertain political and economic environments, acts of terrorism or war, potential incompatibilities with foreign joint venture partners, foreign currency fluctuations, civil disturbances and labor issues; and

•                  special risks of contracts with governmental entities, including the failure of applicable governing authorities to take necessary actions to secure or maintain funding for particular projects with us, the unilateral termination of contracts by the government and reimbursement obligations to the government for funds previously received.

Other factors that could cause our actual results, performance or achievements to differ materially from that contemplated by forward-looking statements are discussed under the heading “Risk Factors” and in other sections of our Annual Report on Form 10-K for the year ended December 31, 2013, as well as in our other reports filed from time to time with the SEC that are incorporated by reference into this prospectus and in the applicable prospectus supplement.

Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Except to the extent required by applicable laws and regulations, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained throughout this prospectus or in any prospectus supplement or in the information incorporated by reference herein or therein.

THE COMPANY

Our company was founded by Irvin E. Richter, our current Chairman and Chief Executive Officer, in 1976.  We are one of the leading professional services firms in the construction industry with approximately 4,400 professionals in approximately 100 offices worldwide. We provide program management, project management, construction management, construction claims and other consulting services primarily to the buildings, transportation, environmental, energy and industrial markets.

We currently provide project management and construction claims services to clients worldwide, primarily in the United States, Latin America, Europe, the Middle East, North Africa, Asia and Australia. Our clients include the United States and other national governments and their agencies, state and local governments and their agencies and the private sector. We are organized into two key operating segments: the Project Management Group and the Construction Claims Group.

In our Project Management Group, we provide construction management services which include program management, project management, construction management, project management oversight, troubled project turnaround, staff augmentation, estimating and cost management, project labor agreement consulting, commissioning, labor compliance and other services. In our Construction Claims Group, we advise clients in order to assist them in preventing or resolving claims and disputes based upon schedule delays, cost overruns and other problems on major construction projects worldwide.

Our executive office is located at 303 Lippincott Centre, Marlton, New Jersey 08053. We maintain a website at www.hillintl.com. The information contained on our website is not a part of, and is not incorporated by reference into, this prospectus.  The telephone number at our executive office is (856) 810-6200.

RISK FACTORS

Investing in shares of our common stock involves risk.  Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement or other offering material and in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our shares of common stock could decline due to any of these or other risks, and you may lose all or part of your investment. For more information, see “Where You Can Find More Information.”

USE OF PROCEEDS

Unless indicated otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of shares of our common stock for our operations and for other general corporate purposes, including, but not limited to, capital expenditures, repayment or refinancing of borrowings, working capital, investments and acquisitions.  We have not allocated any portion of the net proceeds for any particular use at this time.  Pending such uses, we may invest the net proceeds in demand deposits, money market accounts or short-term, investment-grade, interest-bearing securities or guaranteed obligations of the United States government or other securities.  Additional information on the use of net proceeds from the sale of securities offered by this prospectus may be set forth in the applicable prospectus supplement or other offering material relating to such offering.  If net proceeds from a specific offering will be used to repay indebtedness, the applicable prospectus supplement or other offering material will describe the relevant terms of the debt to be repaid.

DESCRIPTION OF CAPITAL STOCK

Our certificate of incorporation authorizes the issuance of 100,000,000 shares of common stock, par value $0.0001, and 1,000,000 shares of preferred stock, par value $0.0001. As of August 6, 2014, 50,332,922  shares of common stock were outstanding and no shares of preferred stock were outstanding.

Common Stock

The holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders.  Our board of directors is divided into three classes, each of which will serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Subject to the rights and preferences of any preferred stock which may be outstanding in the future, the holders of our common stock are entitled to equal dividends and distributions per share with respect to the common stock when and if declared by our board of directors from funds legally available therefor. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the liquidation preferences of any preferred stock then outstanding.  All shares of common stock now outstanding are fully paid, validly issued and non-assessable.  Holders of our common stock do not have any conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock.

Preferred Stock

Our certificate of incorporation authorizes the issuance of 1,000,000 shares of a “blank check” preferred stock with such designations, rights and preferences as may be determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. We may issue some or all of the preferred stock to effect a business combination or other acquisition transaction. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of the Company. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the preferred stock, or any series thereof, unless a vote of any such holders is required pursuant to any preferred stock designation.  There are no shares of preferred stock outstanding and we do not currently intend to issue any preferred stock.

Anti-Takeover Provisions

Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law regulating corporate takeovers, which prohibits a Delaware corporation from engaging in any business combination with an “interested stockholder” during the three-year period after such stockholder becomes an “interested stockholder,” unless:

•                  Prior to such time the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•                  The interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers, and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•                  On or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Except as otherwise specified in Section 203, an “interested stockholder” is defined to include:

•                  Any person that is the owner of 15% or more of the outstanding voting securities of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination; and

•                  The affiliates and associates of any such person.

Certificate of Incorporation and Bylaws

Our amended and restated certificate of incorporation, or our certificate of incorporation, and amended and restated bylaws, or our bylaws, include provisions that:

•                  Our board of directors is expressly authorized to make, alter or repeal our bylaws;

•                  Our board of directors is divided into three classes of service with staggered three-year terms.  This means that only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective terms;

•                  Our board of directors is authorized to issue preferred stock without stockholder approval;

•                  Only our board of directors, Chairman of the Board, our Chief Executive Officer or the holders of a majority in amount of our capital stock issued and outstanding and entitled to vote may call a special meeting of stockholders; this means that minority stockholders cannot force stockholder consideration of a proposal, including a proposal to replace our board of directors, by calling a special meeting of stockholders prior to such time authorized by our board of directors, Chairman of the Board, our Chief Executive Officer or the holders of a majority in amount of our capital stock issued and outstanding and entitled to vote;

•                  Our bylaws require advance notice for stockholder proposals and director nominations;

•                  Our bylaws limit the removal of directors and the filling of director vacancies; and

•                  We will indemnify officers and directors against losses that may incur in connection with investigations and legal proceedings resulting from their services to us, which may include services in connection with takeover defense measures.

These provisions may make it more difficult for stockholders to take specific corporate actions and could have the effect of delaying or preventing a change in control of our company.

PLAN OF DISTRIBUTION

We may sell the shares of common stock from time to time in one or more transactions through underwriters or dealers, through agents, or directly to one or more purchasers, in private transactions, at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.  We will describe the method of distribution and the terms of the offering of the shares of common stock in a prospectus supplement, information incorporated by reference or other offering material, including:

•                  the name or names of the underwriters, if any;

•                  the purchase price of the shares of common stock and the proceeds we will receive from the sale;

•                  any underwriting discounts and other items constituting underwriters’ compensation;

•                  any initial public offering price;

•                  any discounts or concessions allowed or reallowed or paid to dealers; and

•                  any securities exchange or market on which the common stock may be listed.

Only underwriters we name in the prospectus supplement, information incorporated by reference or other offering material are underwriters of the shares of our common stock offered thereby.

If we use underwriters in the sale, they will acquire the shares of our common stock for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  The obligations of the underwriters to purchase shares of our common stock will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the shares of our common stock to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.  Subject to certain conditions, the underwriters will be obligated to purchase all the shares of our common stock offered by the prospectus supplement, information incorporated by reference or other offering material.  In connection with the sale of shares of our common stock, underwriters may receive compensation from us or from purchasers of shares of our common stock for whom they may act as agents.  This compensation may be in the form of discounts, concessions or commissions.

Underwriters may sell shares of our common stock to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.  Underwriters, dealers and agents that participate in the distribution of shares of our common stock could be considered underwriters, and any discounts or commissions received by them from us and any profit on the resale of shares of our common stock by them could be considered underwriting discounts and commissions, under the Securities Act.  Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

If we sell shares of our common stock to a dealer, we will sell the shares of our common stock to the dealer, as principal.  The name of the dealer and the terms of the transaction will be set forth in the prospectus supplement, information incorporated by reference or other offering material.  The dealer may then resell the shares of our common stock to the public at varying prices to be determined by the dealer at the time of resale.

We may sell shares of our common stock directly or through agents we designate from time to time.  We will name any agent involved in the offering and sale of shares of our common stock, and we will describe any commissions we will pay the agent, in the prospectus supplement, information incorporated by reference or other offering material.  Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

Under agreements entered into by us for the purchase or sale of shares of our common stock, underwriters, dealers and agents may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make in respect thereof.  Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Offers to purchase shares of our common stock may be solicited, and sales thereof may be made, by us directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales of those shares of our common stock.  The terms of any such offer will be set forth in the prospectus supplement, information incorporated by reference or other offering material.

If we offer shares of our common stock in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters.  We may pay the standby underwriters a commitment fee for the shares of our common stock they commit to purchase on a standby basis.  If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

If so indicated in the prospectus supplement, we will authorize the underwriters or other persons acting as our agents to solicit offers by certain institutional investors to purchase shares of our common stock from us under contracts requiring payment and delivery on a future date.  The obligations of any purchaser under these contracts will be subject to the condition that the purchase of the offered shares of our common stock shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that purchaser is subject.  The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we may do so pursuant to the terms of a distribution agreement between us and the underwriters or agents.  If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell shares of our common stock to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis.  During the term of any such agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we may agree with the underwriters or agents.  The distribution agreement will provide that any shares of our common stock sold will be sold at prices related to the then prevailing market prices for our common stock.  Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement.  Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock.  The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.  In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our common stock.  We will describe any such activities in the prospectus supplement relating to the transaction.

In connection with an offering, the underwriters may purchase and sell securities in the open market.  These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales.  Short sales involve the sale by the underwriters of a greater number of shares of our common stock than they are required to purchase in an offering.  Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of our common stock while an offering is in progress.

The underwriters also may impose a penalty bid.  This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased shares of our common stock sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the shares of our common stock.  As a result, the price of the shares of our common stock may be higher than the price that otherwise might exist in the open market.  If these activities are commenced, they may be discontinued by the underwriters at any time.  These transactions may be effected on an exchange or automated quotation system, if the shares of our common stock are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, the validity of any shares of our common stock issued hereunder will be passed upon for our company by Duane Morris LLP, Philadelphia, Pennsylvania, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Hill International, Inc. at December 31, 2013 and 2012, and for each of the years in the three-year period ended December 31, 2013, the related financial statement schedule as of December 31, 2013, 2012 and 2011, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 have been audited by EisnerAmper LLP, independent registered public accounting firm, as set forth in their reports incorporated by reference herein, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

Information Not Required in Prospectus

Item 14.  Other Expenses of Issuance and Distribution

The following is a statement of the estimated expenses (other than underwriting discounts and commissions) to be incurred by Hill International, Inc.  in connection with the issuance and distribution of the securities registered under this registration statement.

SEC registration fee	$11,760	*
Accounting fees and expenses	5,000	**
Legal fees and expenses	10,000	**
Printing and engraving fees	2,000	**
Transfer Agent’s fees and expenses	3,000	**
Miscellaneous fees and expenses	5,000	**
Total	$36,760	**

*            Amount includes $7,258  related to unsold securities registered pursuant to the registrant’s Registration Statement on Form S-3 (No. 333-175822) filed on July 27, 2011 which are being moved to this registration statement pursuant to Rule 415(a)(6).

**     Does not include the expense of preparing prospectus supplements and other expenses relating to offerings of common stock.

Item 15.  Indemnification of Directors and Officers

Our certificate of incorporation provides that the Company, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. It further provides that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized thereby.

Our bylaws provide the Company with the power to indemnify its officers, directors, employees and agents or any person serving at the Company’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the fullest extent permitted by Delaware law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company’s directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 16. Exhibits

3.1

Amended and Restated Certificate of Incorporation of the Company (previously filed with the SEC as Annex B to the Company’s Definitive Proxy Statement on Schedule 14A (000-50781) on June 6, 2006 and incorporated herein by reference).

3.2

Amended and Restated Bylaws of the Company (previously filed with the SEC as Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 on November 13, 2007 and incorporated herein by reference).

4.1

Common Stock Certificate (previously filed with the SEC as Exhibit 4.2 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (333-114816) on April 23, 2004 and incorporated herein by reference).

5.1	Opinion of Duane Morris LLP (filed herewith).

23.1	Consent of EisnerAmper LLP (filed herewith).

23.2	Consent of Duane Morris LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

Item 17.  Undertakings

(A)          The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(B)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the

Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Marlton, State of New Jersey, on August 15, 2014.

HILL INTERNATIONAL, INC.

By:	/s/ Irvin E. Richter
Irvin E. Richter
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Irvin E. Richter and David L. Richter, and each of them, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and amendments thereto) to this registration statement, and to file the same, with exhibits and schedules thereto, and other documents relating thereto and any registration statement relating to any offering made pursuant to this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Irvin E. Richter	Chairman and Chief Executive	August 15, 2014
Irvin E. Richter	Officer
(principal executive officer)

/s/ David L. Richter	President, Chief Operating	August 15, 2014
David L. Richter	Officer and Director

/s/ John Fanelli III	Senior Vice President and	August 15, 2014
John Fanelli III	Chief Financial Officer
(principal financial officer)

/s/ Ronald F. Emma	Senior Vice President and	August 15, 2014
Ronald F. Emma	Chief Accounting Officer
(principal accounting officer)

/s/ Camille S. Andrews	Director	August 15, 2014
Camille S. Andrews

/s/ Brian W. Clymer	Director	August 15, 2014
Brian W. Clymer

/s/ Alan S. Fellheimer	Director	August 15, 2014
Alan S. Fellheimer

/s/ Steven M. Kramer	Director	August 15, 2014
Steven M. Kramer

/s/ Gary F. Mazzucco	Director	August 15, 2014
Gary F. Mazzucco

EXHIBIT INDEX

3.1

Amended and Restated Certificate of Incorporation of the Company (previously filed with the SEC as Annex B to the Company’s Definitive Proxy Statement on Schedule 14A (000-50781) on June 6, 2006 and incorporated herein by reference).

3.2

Amended and Restated Bylaws of the Company (previously filed with the SEC as Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 on November 13, 2007 and incorporated herein by reference).

4.1

Common Stock Certificate (previously filed with the SEC as Exhibit 4.2 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (333-114816) on April 23, 2004 and incorporated herein by reference).

5.1	Opinion of Duane Morris LLP (filed herewith).

23.1	Consent of EisnerAmper LLP (filed herewith).

23.2	Consent of Duane Morris LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).